Exhibit 10.25

FIRST AMENDMENT TO asset purchase AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is made and entered into this 6th day of February,  2016, by and among Seaboard Foods of Iowa, LLC, a Delaware limited liability company ("SFI"), Seaboard Foods LLC, an Oklahoma limited liability company ("SF"), Woodford Creek Farms LLP, an Iowa limited liability partnership ("Woodford" and, together with SFI and SF, "Buyer Parties" and each individually a "Buyer Party"), Christensen Farms & Feedlots, Inc., a Minnesota corporation ("CFFI"), and Christensen Farms Midwest, LLC, a Minnesota limited liability company ("CFM" and, together with CFFI, "Seller Parties" and each individually a "Seller Party").  Each Seller Party and Buyer Party is sometimes individually referred to as a "Party," and they are sometimes collectively referred to as the "Parties."

WHEREAS, the Parties wish to amend certain provisions and schedules of that certain Asset Purchase Agreement, dated January 26, 2016,  by and among the Parties (the “Agreement”) as set forth below.

NOW, THEREFORE, in consideration of the terms, conditions and covenants contained herein, the parties mutually agree to amend the terms and conditions of the Agreement as follows:

1. All capitalized terms not defined herein have the meanings assigned to them in the Agreement.

2. Acquired Assets Purchased by SFI.

a. The parties amend and restate Section 1.1(a)(i) of the Agreement in its entirety as follows:

“the real property owned by Seller Parties and comprising the CFF Sites located in Colorado, as more specifically identified and described on Schedule 1.1(a)(i), together with all Improvements located thereon and all easements (other than the Effluent Easements), rights-of-way, water rights, oil, gas and mineral rights, wells, all other rights appurtenant thereto and all zoning rights, air rights and development rights, in each case, relating to CFF Sites located in Colorado;”

b. The parties amend and restate Section 1.1(a)(x) of the Agreement in its entirety as follows:

“all of Seller Parties' rights and incidents of interest in, to and under the Contracts set forth on Schedule 1.1(a)(x)(1), including the contractor-producer Contracts related to the Contract Producer Sites identified and described on Schedule 1.1(a)(x)(2), the lease Contracts related to the leased Iowa Rolling Stock, and the effluent and manure spreading agreements related to the CFF Sites located in Colorado (collectively, the "SFI Acquired Contracts");”

c. The parties amend and restate Section 1.1(a)(xii) of the Agreement in its entirety as follows:

“all fixed assets, equipment, machinery, inventory, fixtures, furniture, computers and Software on the computers necessary to operate such hardware at the Facilities, tools, spare parts, supplies and other tangible personal property owned or leased by a Seller Party, in each case, that is (A) located at the Facilities in Colorado, (B) located at the Feed Mill, (C) located at a Truck Wash, (D) located at the Bloomfield, Iowa office, (E) identified in Schedule 1.1(a)(xii) or Schedule 1.1(b)(viii), or (F) used or held for use primarily or exclusively in connection with the Business located in Colorado (the "SFI Tangible Personal Property");”

d. The parties add the following as Section 1.1(a)(xvii) of the Agreement:

“all of Seller Parties' rights and incidents of interest in, to and under the easements set forth on Schedule 1.1(b)(x) (collectively, the "Colorado Effluent Easements");”

3. Acquired Assets Purchased by SF.

a. The parties amend and restate Section 1.1(b)(i) of the Agreement in its entirety as follows:

“[Intentionally Omitted]”

b. The parties amend and restate Section 1.1(b)(viii) of the Agreement in its entirety as follows:

“[Intentionally Omitted]”

c. The parties amend and restate Section 1.1(b)(ix) of the Agreement in its entirety as follows:

“all of Seller Parties' rights and incidents of interest in, to and under the Contracts (in each case, other than the Colorado Effluent Easements) set forth on Schedule 1.1(b)(ix), including the lease Contracts related to the leased Colorado Rolling Stock (collectively, the "SF Acquired Contracts");”

d. The parties amend and restate Section 1.1(b)(x) of the Agreement in its entirety as follows:

“[Intentionally Omitted]”

4. Acquired Assets Purchased by Woodford.

a. The parties amend Section 1.1(c)(vi) of the Agreement by deleting all references to the “Colorado Tangible Personal Property.”

5. Total Consideration.

a. The parties amend and restate Section 1.5(a)(i) of the Agreement in its entirety as follows: “$21,620,412, plus.”

b. The parties amend and restate Section 1.5(b)(i) of the Agreement in its entirety as follows: “$44,500, plus.”

6. Definitions.

a. The Parties hereby delete the defined term and definition of “Colorado Tangible Personal Property” from Section 11.1 of the Agreement.

b. The Parties hereby amend and restate the definition of “Colorado Effluent Easements” in Section 11.1 of the Agreement in its entirety as follows:

“Colorado Effluent Easements" has the meaning set forth in Section 1.1(a)(xvii).”

7. Exhibit A. The Parties hereby amend and restate Exhibit A to the Agreement in its entirety and replace it with the Exhibit A attached hereto as Schedule 1.

8. Schedules to the Agreement. The Parties hereby amend and restate the Schedules to the Agreement in their entirety and replace them with the Schedules attached hereto as Schedule 2.

9. This Amendment amends and modifies the Agreement only to the extent of the items expressly noted herein. Except for those items expressly modified, deleted or amended herein, all the terms, conditions, covenants and warranties contained in the Agreement are ratified as of the date hereof, are incorporated herein by this reference and remain in full force and effect, unaltered and unchanged by this Amendment.

10. This Amendment and the Agreement shall be binding upon the legal representatives, successors and assigns of the parties hereto.

11. The parties acknowledge and agree that any further modification, deletion, amendment or extension of the Agreement shall be the subject of separate negotiations between the parties, and that the Agreement and this Amendment shall not be further modified or extended, except by written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the day and year first above written.

CHRISTENSEN FARMS & FEEDLOTS, INC.
a Minnesota corporation

By:	/s/ Glenn Stolt
Name:	Glenn Stolt
Title:	President and Chief Executive Officer

CHRISTENSEN FARMS MIDWEST, LLC
a Minnesota limited liability company

By:	/s/ Glenn Stolt
Name:	Glenn Stolt
Title:	President and Chief Executive Officer

SEABOARD FOODS OF IOWA, LLC
a Delaware limited liability company

By:	/s/ Terry J. Holton
Name:	Terry J. Holton
Title:	President

SEABOARD FOODS LLC
an Oklahoma limited liability company

By:	/s/ Terry J. Holton
Name:	Terry J. Holton
Title:	President and Chief Executive Officer

WOODFORD CREEK FARMS LLP
an Iowa limited liability partnership

By:	/s/ Stephen G. Summerlin
Name:	Stephen G. Summerlin
Title:	President and Chief Executive Officer

schedules to the FIRST AMENDMENT TO asset purchase AGREEMENT

Following is a list of the Schedules to the First Amendment to Asset Purchase Agreement, which are omitted from the First Amendment to Asset Purchase Agreement which is filed with the Securities and Exchange Commission ("SEC"). Seaboard Corporation ("Seaboard") undertakes to provide to the SEC the Exhibits, as requested, subject to Seaboard's right to request confidential treatment under the Freedom of Information Act.

Schedule 1                      Exhibit A to the Agreement

Schedule 2                      Schedules to the Agreement